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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 1

                                      To

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JUNE 3, 1999


                               THE GOOD GUYS, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   Delaware                          0-14134                     94-2366177
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


             7000 Marina Boulevard, Brisbane, California 94005-1830
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code): 415/615-6000

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     Item 5. Other Events.

     On June 3, 1999, the Registrant announced that Ronald A. Unkefer, founder and former Chairman and Chief Executive Officer of the Registrant will rejoin the Registrant and its Board of Directors on July 1, 1999, as Chairman and Chief Executive Officer. The Registrant also commenced on June 3, 1999, that Mr. Unkefer is making an approximately $4.7 million investment in the Registrant, purchasing from the Registrant 1,450,000 restricted shares of its Common Stock, representing ten percent of the Registrant's issued and outstanding shares, and acquiring warrants exercisable over a three year period for an additional 1,435,500 shares of Registrant's common stock. Robert A. Gunst is resigning as President, Chief Executive Officer and as a director of Registrant, effective as of June 30, 1999.

     Item 7. Financial Statements and Exhibits.

     (c)  99.1 Press Release, dated June 3, 1999


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE GOOD GUYS, INC.
                                          (Registrant)




                                          By: /s/ VANCE R. SCHRAM
                                              ----------------------------------
                                              Name: Vance R. Schram
                                              Title: Controller and Assistant
                                                     Secretary
Dated: June 9, 1999


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                                  Exhibit Index

Exhibit No.         Description
-----------         -----------
  99.1              Press Release dated June 3, 1999